CERTIFICATION PURSUANT TO
                  18 USC, SECTION 1350, AS ADOPTED PURSUANT TO
             SECTIONS 302 AND 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report of SKTF Enterprises, Inc. (the "Company") on the Second Amended Form 10-QSB/A for the quarter ended June 30, 2002 (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, I, Carl M. Berg, Chief Executive Officer and Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 USC 1350, as adopted pursuant to 302 and promulgated as 18 USC 1350 pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report referenced above has been read and reviewed by the undersigned.

2. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

3. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

4. Based upon my knowledge, the Report referenced above does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to makes the statements made, in light of the circumstances under which such statements were made, not misleading.

5. Based upon my knowledge, the financial statements, and other such financial information included in the Report, fairly present in all material respects the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

6.     I  acknowledge  that  the  Chief  Executive  Officer  and Chief Financial
Officer:

     A. are responsible for establishing and maintaining "disclosure controls and procedures" for the Company;

     B. have designed such disclosure controls and procedures to ensure that material information is made known to us, particularly during the period in which the Report was being prepared;

     C. have evaulated the effectiveness of the Company's disclosure controls and procedures within 90 days of the date of the Report; and

     D. have presented in the Report our conclusions about the effectiveness of the disclosure controls and procedures based on the required evaluation.

     E. have disclosed to the issuer's auditors and to the audit committee of the Board of Directors of the Company (or persons fulfilling the equivalent function):

          (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data and have identified for the Company's auditors any material weaknesses in internal controls; and

          (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the issuer's internal controls; and

     F. have indicated in the Report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.



/s/ Carl M. Berg
------------------------------
Carl  M.  Berg
Chief  Executive  Officer  and
Chief  Financial  Officer
Dated:  November  20,  2002